                                                                    EXHIBIT 4.13

--------------------------------------------------------------------------------


                             747 LEASED EQUIPMENT

                            NOTE PURCHASE AGREEMENT

                           Dated as of July 31, 2000

                                    between

                     STATE STREET BANK AND TRUST COMPANY,
                as Owner Trustee under the 747 Leased Aircraft
                               Trust Agreement,


                        BANCBOSTON UNITED LEASING LLC,
              as Owner Participant under the 747 Leased Aircraft
                               Trust Agreement,


                            UNITED AIR LINES, INC.


                                      and


                      STATE STREET BANK AND TRUST COMPANY
                     OF CONNECTICUT, NATIONAL ASSOCIATION,
                   as Pass Through Trustee under each of the
             United Airlines 2000-1 Pass Through Trust Agreements,
                   Subordination Agent and Indenture Trustee


--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                                          Page
                                                                                                          ----
SECTION 1.      Purchase of 747 Leased Equipment Notes..................................................     3
                --------------------------------------
SECTION 1.A.    Certain Definitions.....................................................................     4
                -------------------
SECTION 1.B.    Redemption of Outstanding Equipment Notes...............................................     4
                -----------------------------------------
SECTION 2.      Lease Amendment.........................................................................     4
                ---------------
SECTION 3.      Conditions Precedent....................................................................     4
                --------------------
SECTION 4.      Representations, Warranties and Covenants of SSBTC, the Owner Trustee and United........    10
                --------------------------------------------------------------------------------
SECTION 5.      Representations, Warranties and Covenants of Other Parties..............................    13
                ----------------------------------------------------------
SECTION 6.      Notices.................................................................................    18
                -------
SECTION 7.      Expenses................................................................................    18
                --------
SECTION 8.      Miscellaneous...........................................................................    18
                -------------

SCHEDULES

Schedule I   Names, Addresses and Wire Instructions

Schedule II  United Equipment Notes, Purchasers and Purchase Prices

                  747 LEASED EQUIPMENT NOTE PURCHASE AGREEMENT


     This 747 LEASED EQUIPMENT NOTE PURCHASE AGREEMENT, dated as of July 31, 2000 (this "Agreement"), among STATE STREET BANK AND TRUST COMPANY, a
            ---------
Massachusetts trust company ("SSBTC"), not in its individual capacity, except as
                              -----
expressly provided herein, but solely as owner trustee (in such capacity, the "Owner Trustee") under the 747 Leased Aircraft Trust Agreement (as defined
 -------------
below), BANCBOSTON UNITED LEASING LLC, as owner participant (in such capacity, the "Owner Participant") under the 747 Leased Aircraft Trust Agreement (as
     -----------------
defined below), UNITED AIR LINES, INC., a Delaware corporation ("United"), and
                                                                 ------
STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, a national banking association (the "Bank"), not in its individual capacity,
                                   ----
except as otherwise expressly provided herein, but solely as trustee (in such capacity, the "Pass Through Trustee") under each of the five separate Pass
               --------------------
Through Trust Agreements (as defined below), subordination agent (in such capacity, the "Subordination Agent"), and indenture trustee (in such capacity,
               -------------------
the "Indenture Trustee") under the 747 Leased Aircraft Indenture (as defined
     -----------------
below).

     WHEREAS,  the Owner Trustee, as trustee of an owner trust (the "Owner
                                                                     -----
Trust") for the benefit of the Owner Participant created under the Trust
-----
Agreement (1989 I), dated as of July 20, 2000 (the "747 Leased Aircraft Trust
                                                    -------------------------
Agreement"), in connection with a leveraged lease transaction with the Owner
---------
Participant, wishes to refinance the current indebtedness of the Owner Trust originally incurred by the Owner Participant to finance the purchase of one Boeing 747-422 aircraft (the "Leased Aircraft") that has been leased to United;
                              ---------------

     WHEREAS, the Owner Participant assigned to the Owner Trustee, and the Owner Trustee assumed, certain rights and obligations of the Owner Participant under the Operative Documents pursuant to the Assignment and Assumption Agreement (1989 I) dated as of July 20, 2000 (the "747 Leased Aircraft Assignment and
                                         ----------------------------------
Assumption Agreement");
--------------------

     WHEREAS, pursuant to the First Amended and Restated Trust Indenture and Security Agreement (1989 I), dated as of July 20, 2000 (the "747 Leased
                                                              ----------
Aircraft Indenture"), between SSBTC, as Owner Trustee, and the Indenture
------------------
Trustee, as originally executed or as modified, amended or supplemented in accordance with the provisions thereof, the Owner Trustee proposes to issue on a non-recourse basis, up to three series of equipment notes (the "747 Leased
                                                                ----------
Equipment Notes"), all of which are to be secured by the mortgage and security
---------------
interest in the Leased Aircraft and an assignment to the Indenture Trustee of certain of the Owner Trustee's rights under the First Amended and Restated Lease Agreement (1989 I), dated as of July 20, 2000 (the "747 Leased Aircraft Lease
                                                    -------------------------
Agreement"), between the Owner Trustee and United;
---------

     WHEREAS, Series A-1 747 Leased Equipment Notes, Series B 747 Leased Equipment Notes, and Series C-2 747 Leased Equipment Notes with respect to the Leased Aircraft (each, a "Series") will be issued on the Closing Date (as
                          ------
defined in Section 1 below) to the Subordination
           ---------

Agent acting on behalf of the Pass Through Trustee for the applicable Pass Through Trust as evidence of the Owner Trustee's indebtedness to the Pass Through Trustee;

     WHEREAS, pursuant to each of the Pass Through Trust Supplements (the "Trust
                                                                           -----
Supplements"; and together with the Basic Pass Through Trust Agreement, the
-----------
"Pass Through Trust Agreements"), on the Closing Date (as defined in Section 1
 -----------------------------                                       ---------
below), a separate grantor trust (each, a "Pass Through Trust") will be created
                                           ------------------
to facilitate certain of the transactions contemplated hereby, including, without limitation, the issuance and sale of enhanced pass through certificates pursuant thereto (collectively, the "Pass Through Certificates") to provide the
                                     -------------------------
financing of the Leased Aircraft;

     WHEREAS, part of the proceeds from the issuance and sale of the Pass Through Certificates will be applied by the Subordination Agent, acting on behalf of the Pass Through Trustee, to purchase from the Owner Trustee on behalf of each Pass Through Trust, the 747 Leased Equipment Notes bearing the same interest rate as the Pass Through Certificates issued by the related Pass Through Trust; and

     WHEREAS, concurrently with the execution and delivery of this Agreement,
(i) Landesbank Hessen-Thuringen Girozentrale, a public law banking institution organized under the law of Germany (the "Liquidity Provider") entered into three
                                         ------------------
revolving credit agreements (each, a "Liquidity Facility") for the benefit of
                                      ------------------
the United Airlines 2000-1A-1 Pass Through Trust, the United Airlines 2000-1A-2 Pass Through Trust, and the United Airlines 2000-1B Pass Through Trust, with the Subordination Agent, as agent and trustee for the Pass Through Trustee on behalf of each such Pass Through Trust; and (ii) the Pass Through Trustee, the Liquidity Provider and the Subordination Agent entered into the Intercreditor Agreement, dated as of the date hereof (the "Intercreditor Agreement");
                                             -----------------------

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

               SECTION 1.  Purchase of 747 Leased Equipment Notes.  (a) Subject
                           --------------------------------------
to the satisfaction or waiver of the conditions set forth herein, on July 31, 2000, or on such other date agreed to by the parties hereto (the "Closing
                                                                  -------
Date"):
----

               (1) the Pass Through Trustee for each Pass Through Trust shall pay to the Indenture Trustee, on behalf of the Owner Trustee, the purchase price set forth on Schedule II for each 747 Leased Equipment Note being
                        -----------
     issued and sold by the Owner Trustee to such Pass Through Trust; and

               (2) the Owner Trustee shall issue, pursuant to Article II of the 747 Leased Aircraft Indenture to the Subordination Agent, on behalf of the Pass Through Trustee for each of the Pass Through Trusts, a 747 Leased Equipment Note having the Series, maturity date and principal amount and bearing the interest rate set forth on Schedule II opposite the name of
                                            -----------
     such Pass Through Trust.

          (b)  All payments pursuant to Section 1(a)(i) shall be made in
                                        ---------------
immediately available funds to such accounts and at such banks as the Owner Trustee shall designate on Schedule I or as it may otherwise designate in
                           ----------
writing not less than one Business Day prior to the Closing Date.

          SECTION 1.A. Certain Definitions.  (a) As used in this Agreement and
                       -------------------
unless otherwise expressly provided, the following capitalized terms shall have the following respective meanings:

          "FAA" means the Federal Aviation Administration.

          "Federal Aviation Act" means Title 49 of the United States Code (Transportation), as amended.

          "Fundamental Documents" shall mean, collectively (i) any document that is an "Operative Document," a "Pass Through Document" or a "Fundamental Document" under this Agreement, any 747 Leased Equipment Note, the 747 Leased Aircraft Lease Agreement, the 747 Leased Aircraft Participation Agreement, the 747 Leased Aircraft Assignment and Assumption Agreement or the 747 Leased Aircraft Indenture and (ii) any amendment to any of the foregoing executed in connection with the transactions contemplated hereby.

          "Operative Documents" shall mean any document that is an Operative Document under the 747 Leased Aircraft Indenture.

          (b) Unless otherwise specifically defined herein, capitalized terms used in this Agreement shall have the respective meanings specified in the Intercreditor Agreement.

          SECTION 1.B.   Redemption of Outstanding Equipment Notes.  The
                         -----------------------------------------
Indenture Trustee, on behalf of the Owner Trustee, shall apply the purchase price received for the 747 Leased Equipment Notes to the redemption of the outstanding leased equipment notes (the "Existing Leased Equipment Notes") in
                                         -------------------------------
accordance with Section 2.01 of the 747 Leased Aircraft Indenture.

          SECTION 2.     Lease Amendment.  Concurrently with the redemption of
                         ---------------
the Existing Leased Equipment Notes pursuant to Section 1.B hereof, United and
                                                -----------
the Owner Trustee shall enter into an amendment to the 747 Leased Aircraft Lease Agreement, substantially in the form of Exhibit A hereto (the "Lease
                                        ---------              -----
Amendment"), pursuant to which Exhibits B, B-1, C and D of the 747 Leased
---------                      ----------  ---  -     -
Aircraft Lease Agreement shall be replaced with Exhibits B, B-1, C and D hereto.
                                                ----------  ---  -     -

          SECTION 3.     Conditions Precedent.  (a)  Conditions Precedent to the
                         --------------------        ---------------------------
Obligations of the Pass Through Trustee.  The obligation of the Pass Through
---------------------------------------
Trustee to make the payments described in Section 1(a)(i) and to enter into the
                                          ---------------
Fundamental Documents to which it is
a party are subject to the fulfillment, on or prior to the Closing Date, of the following conditions precedent:

               (1) No change shall have occurred after the date of the execution and delivery of this Agreement in applicable law or regulations thereunder or interpretations thereof by appropriate regulatory or judicial authorities which, in the opinion of each Pass Through Trustee, would make it a violation of law or regulations for the Pass Through Trustee to make the payments described in Section 1(a), to execute, deliver and perform the
                               ------------
     Fundamental Documents, to acquire the 747 Leased Equipment Notes or to realize the security afforded by the 747 Leased Aircraft Indenture.

               (2) The Owner Trustee shall have tendered the 747 Leased Equipment Notes to the Indenture Trustee for authentication and the Indenture Trustee shall have authenticated such 747 Leased Equipment Notes and shall have tendered the 747 Leased Equipment Notes to the Subordination Agent on behalf of the Pass Through Trustee in accordance with Section 1.
                                                                    ---------

               (3) The Pass Through Trustee shall have received duly authorized and validly executed counterparts or conformed copies of the following documents in form and substance satisfactory to the Pass Through Trustee and all such documents shall be in full force and effect:

                    (1)  this Agreement;

                    (2) the Basic Pass Through Trust Agreement and each Trust Supplement;

                    (3)  the Intercreditor Agreement;

                    (4) the Liquidity Facility for each of the Class A-1 Trust, the Class A-2 Trust, and the Class B Trust;

                    (5)  the 747 Leased Aircraft Indenture;

                    (6)  the 747 Leased Aircraft Participation Agreement;

                    (7)  the 747 Leased Aircraft Trust Agreement;

                    (8)  the 747 Leased Aircraft Lease Agreement;

                    (9) the Amended and Restated Guaranty, dated as of July 20, 2000 (the "747 Leased Aircraft Owner Participant Guaranty Agreement")
                     --------------------------------------------------------
          by Fleet

          National Bank and a letter from Fleet National Bank confirming that the Pass Through Trustee is entitled to the benefits thereof;

                    (10) the 747 Leased Aircraft Assignment and Assumption Agreement;

                    (11) acknowledgment copies of properly completed precautionary Uniform Commercial Code financing statements (and any amendments thereto) reflecting United as debtor, the Owner Trustee as secured party and the Indenture Trustee as assignee of the Owner Trustee filed with the Secretary of State of Illinois;

                    (L) each Loan Certificate Purchase Agreement (as defined in the AFE Indenture);

                    (M)  the Swap Agreement;

                    (N)  the AFE Indenture;

                    (O)  the AFE Notes;

                    (P) the Leveraged Lease Documents with respect to the Leased Aircraft;

                    (Q) the United Equipment Indentures (as defined in the United Equipment Note Purchase Agreement);

                    (R) the AFE Trust Agreement (as defined in the AFE Note Purchase Agreement);

                    (S)  the Owned Aircraft Indentures;

                    (T) each Assignment Agreement (as defined in the AFE Note Purchase Agreement);

                    (U)  the AFE Note Purchase Agreement;

                    (V)  the United Equipment Note Purchase Agreement;

                    (W) each AFE Certificate Purchase Agreement (as defined in the AFE Note Purchase Agreement);

                    (X)  the Underwriting Agreement;

                    (Y)  the Class C-1 Certificate Purchase Agreement; and

                    (Z)  the Class C-2 Certificate Purchase Agreement.


               (4) Uniform Commercial Code financing statements covering all the security interests created by or pursuant to the Granting Clause of the 747 Leased Aircraft Indenture shall have been executed and delivered by the Owner Trustee and the Indenture Trustee, and such financing statements shall have been duly filed with the Secretary of State of the State of Massachusetts and any other places deemed necessary or advisable.

               (5) The Pass Through Trustee shall have received the following, in each case in form and substance satisfactory to it:

                    (1) a certified copy of the Restated Certificate of Incorporation and By-Laws of United and a copy of resolutions of the board of directors of United or the executive committee thereof, certified by the Secretary or an Assistant Secretary of United, duly authorizing the execution, delivery and performance by United of this Agreement and each other Fundamental Document required to be executed and delivered by United in accordance with the provisions hereof and thereof;

                    (2) a copy of the organizational documents, by-laws and general authorizing resolutions of the boards of directors (or executive committees) or other satisfactory evidence of authorization of each of the Indenture Trustee, the Owner Trustee and the Subordination Agent, certified as of the Closing Date by the Secretary or an Assistant Secretary of such parties, respectively, which authorize the execution, delivery and performance by the Indenture Trustee, the Owner Trustee and the Subordination Agent, respectively, of all the Fundamental Documents to which it is a party, together with such other documents and evidence with respect to the Indenture Trustee, the Owner Trustee and the Subordination Agent as the Pass Through Trustee may reasonably request in order to establish the consummation of the transactions contemplated by this Agreement, the taking of all corporate proceedings in connection therewith and compliance with the conditions herein set forth;

                    (3) a copy of the organizational documents and by-laws, certified as of the Closing Date by the Secretary or Assistant Secretary of the Owner Participant, with such other documents and evidence with respect to the Owner Participant as the Pass Through Trustee may reasonably request in order to establish the consummation of the transactions contemplated by this Agreement, the taking of all corporate proceedings in connection therewith and compliance with the conditions herein set forth; and

                    (4) a certificate signed by the Secretary or an Assistant Secretary of United, the Owner Trustee, the Indenture Trustee, the Owner Participant and the Subordination Agent as to the Person or Persons authorized to execute and deliver this Agreement and any other Fundamental Document to be executed on behalf of such party in connection with the transactions contemplated hereby and as to the signature of such Person or Persons.

               (6) On the Closing Date, (A) the representations and warranties of SSBTC and the Owner Trustee contained in Section 4, the representations
                                                 ----------
     and warranties of United contained in Section 4 and the representations and
                                           ---------
     warranties of the Indenture Trustee and the Subordination Agent contained in Section 5 shall be true and correct in all material respects as though
        ---------
     made on and as of such date except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date), and (B) no event shall have occurred and be continuing, or would result from the transactions contemplated hereby, which constitutes (or would, with the passage of time or the giving of notice or both, constitute) an Indenture Default under and as defined in the 747 Leased Aircraft Indenture.

               (7) The Pass Through Trustee shall have received an opinion addressed to the Pass Through Trustee from (A) the General Counsel or Assistant General Counsel for United (B) Vedder, Price, Kaufman & Kammholz, special counsel for United, and (C) Mayer, Brown & Platt, special counsel for United, in each case with respect to such matters and in form and substance reasonably satisfactory to the Pass Through Trustee.

               (8) The Pass Through Trustee shall have received an opinion addressed to the Pass Through Trustee from Shipman & Goodwin LLP, special counsel for the Owner Trustee, with respect to such matters and in form and substance reasonably satisfactory to the Pass Through Trustee.

               (9) The Pass Through Trustee shall have received an opinion addressed to the Pass Through Trustee, United and the Owner Trustee from
     (A) in house German counsel for the Liquidity Provider, in each case in form and substance reasonably satisfactory to the Pass Through Trustee, and
     (B) Winthrop, Stimson, Putnam & Roberts, special counsel for the Liquidity Provider.

               (10) The Pass Through Trustee shall have received an opinion addressed to the Pass Through Trustee, United and the Owner Trustee from Lytle Soule & Curlee, special counsel in Oklahoma City, Oklahoma, in form and substance reasonably satisfactory to the Pass Through Trustee.

               (11) The Pass Through Trustee shall have received an opinion addressed to the Pass Through Trustee, United and the Owner Trustee from Bingham Dana LLP, special counsel for the Indenture Trustee and the Pass Through Trustee, in form and substance reasonably satisfactory to the Pass Through Trustee.

               (12) The Pass Through Trustee shall have received an opinion addressed to the Pass Through Trustee, United and the Owner Trustee from
     (A) internal counsel for the Owner Participant, and (B) Thelen Reid & Priest LLP, special counsel for the Owner Participant, in each case in form and substance reasonably satisfactory to the Pass Through Trustee.

               (13) The Pass Through Trustee shall have received an independent insurance broker's report, and certificates of insurance, in form and substance reasonably satisfactory to it, as to the due compliance with the terms of Section 11 of the 747 Leased Aircraft Lease Agreement.

               (14) The Pass Through Trustee shall have received a report from each of the Appraisers as to the base value of the Leased Aircraft, in form and substance satisfactory to the Pass Through Trustee, United and the Owner Trustee.

               (15) The conditions precedent to the transactions specified in the Underwriting Agreement shall have been satisfied (or waived) in accordance with the terms thereof.

               (16) The 747 Leased Aircraft Indenture, the 747 Lease Aircraft Lease Agreement, the 747 Leased Aircraft Trust Agreement and the 747 Leased Aircraft Assignment and Assumption Agreement shall have been duly filed with the FAA.

               (17) The Indenture Trustee shall have received the chattel paper original counterpart of the 747 Leased Aircraft Lease Agreement and the Lease Supplement (as defined therein).

               (18) The conditions precedent under the United Equipment Note Purchase Agreement, the Loan Certificate Purchase Agreements (as defined in the AFE Indenture) and the AFE Note Purchase Agreement shall have been satisfied (or waived) in accordance with the terms thereof.

               (19) United and the Owner Trustee shall have given notice of the exercise of the option to acquire title to the Leased Aircraft pursuant to
     Section 19 of the Lease Agreement dated as of July 29, 1989 between SBF West Air Co., Ltd., as lessor, and United, as lessee.

               (20) The Pass Through Trustee shall have received, concurrent with the receipt by the holders of the Existing Leased Equipment Notes of the purchase price therefor pursuant to Section 1.B. hereof, a copy of the receipt and release
                          ------------
     of indebtedness in respect of each Existing Leased Equipment Note.

               (21) The Indenture Trustee shall have received the Existing Leased Equipment Notes for cancellation upon confirmation by the holders of the Existing Leased Equipment Notes of receipt of the purchase price therefor pursuant to Section 1.B. hereof.
                          ------------

               (22) All consents, approvals, authorizations, notices, filings and other actions required under the Operative Documents or Japanese law in connection with the execution and delivery of the 747 Leased Aircraft Assignment and Assumption Agreement and the performance of the transactions contemplated thereby have been obtained, given or taken.

               (23) No event shall have occurred and be continuing that constitutes a Default (as defined in the 747 Leased Aircraft Lease Agreement) or an Indenture Default (as defined in the 747 Leased Aircraft Indenture) and no event shall have occurred that constitutes or would, with the passage of time or the giving of notice, or both, constitute an Event of Loss (as defined in the 747 Leased Aircraft Lease Agreement).

Promptly upon the recording of the 747 Leased Aircraft Indenture, the 747 Leased Aircraft Lease Agreement, the 747 Leased Aircraft Trust Agreement and the 747 Leased Aircraft Assignment and Assumption Agreement pursuant to the Federal Aviation Act, United shall cause Lytle Soule & Curlee, special counsel in Oklahoma City, Oklahoma, to deliver to the Pass Through Trustee an opinion as to the due recording thereof and the lack of any intervening filings with respect to the Leased Aircraft.

     (b)  [Reserved.]

               SECTION 4.   Representations, Warranties and Covenants of SSBTC,
                            --------------------------------------------------
the Owner Trustee and United.  (a) SSBTC, in its individual capacity
----------------------------
represents and warrants to United, the Owner Participant, the Indenture Trustees, the Pass Through Trustee and the Subordination Agent that:

               (i) SSBTC is a Massachusetts trust company duly organized and validly existing in good standing under the laws of The Commonwealth of Massachusetts and has, or had on the respective dates of execution thereof, the corporate power and authority to enter into and perform this Agreement, the 747 Leased Equipment Notes and each other Fundamental Document to which it is a party;

               (ii) each of this Agreement, the 747 Leased Equipment Notes and each other Fundamental Document to which SSBTC or the Owner Trustee is a party has been duly authorized by all necessary corporate action, and neither the execution and delivery thereof nor the performance by SSBTC or the Owner Trustee of any of the terms and conditions of this Agreement, such 747 Leased Equipment Notes or such other Fundamental Documents to which SSBTC or the Owner Trustee is a party will violate any federal or Massachusetts law or regulation relating to its banking or trust powers or contravene or result in any breach of, or constitute any default under, its charter or by-laws or the provisions of any indenture, mortgage, contract or other agreements to which it is a party or by which its properties may be bound or affected;

               (iii) each of the Fundamental Documents to which SSBTC or the Owner Trustee is a party will have been duly executed and delivered by it by one of its officers who is duly authorized to execute and deliver such Fundamental Documents, and each of this Agreement and the other Fundamental Documents to which SSBTC or the Owner Trustee is a party will, on the Closing Date, constitute a legal, valid and binding obligation of SSBTC or the Owner Trustee, as the case may be, enforceable against it in accordance with the terms thereof, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity;

               (iv) the Trust Estate (as defined in the 747 Leased Aircraft Trust Agreement) is free and clear of Lessor Liens (as defined in the 747 Leased Aircraft Indenture) attributable to SSBTC, and there are no Liens affecting the title of the Owner Trustee to the Leased Aircraft resulting from any act or claim against SSBTC or the Owner Trustee arising out of any event or condition not related to the ownership, leasing, use or operation of the Leased Aircraft or to any other transaction contemplated by this Agreement or any of the other Fundamental Documents, including any Lien resulting from the nonpayment by SSBTC of any Taxes imposed or measured by its net income;

               (v) there has not occurred any event that constitutes (or to the best of its knowledge, with the passage of time or the giving of notice or both, would constitute) an Indenture Default under and as defined in the 747 Leased Aircraft Indenture that has been caused by or relates to SSBTC or the Owner Trustee and that is presently continuing;

               (vi) the principal place of business of SSBTC and the Owner Trustee is Boston, Massachusetts, and the place where its records concerning the Leased Aircraft and all its interest in, to and under all documents relating to the Trust Estate (as defined in the 747 Leased Aircraft Trust Agreement) is located at Boston, Massachusetts, and SSBTC agrees that it will not change the location of such office to a location outside Boston, Massachusetts without providing written notice to United, the Indenture Trustees and the Pass Through Trustee within 30 days following such change in location;

               (vii) no consent, approval, order or authorization of, giving of notice to, or registration or filing with, or taking of any other action in respect of, any Massachusetts state or local governmental authority or agency or any United States federal governmental authority or agency regulating the banking or trust powers of SSBTC is required for the execution and delivery of, or the carrying out by, SSBTC, of any of the transactions contemplated by any of the Fundamental Documents to which SSBTC is or is to be a party, other than any such consent, approval, order, authorization, registration, notice or action as has been duly obtained, given or taken;

               (viii) SSBTC has not directly or indirectly offered any Pass Through Certificate or 747 Leased Equipment Note or any interest in or to the Trust Estate (as defined in the 747 Leased Aircraft Trust Agreement), the 747 Leased Aircraft Trust Agreement or any similar interest for sale to, or solicited any offer to acquire any of the same from, any Person other than the Indenture Trustee, the Pass Through Trustee and the Owner Participant; and SSBTC has not authorized any Person to act on its behalf (other than for purposes of this paragraph, United, as lessee of the Leased Aircraft) to offer directly or indirectly any Pass Through Certificate or 747 Leased Equipment Note or any interest in and to the Trust Estate (as defined in the 747 Leased Aircraft Trust Agreement), the 747 Leased Aircraft Trust Agreement or any similar interest for sale to, or to solicit any offer to acquire any of the same from, any Person;

               (ix) SSBTC is a "citizen of the United States" as defined in 49 U.S.C. Section 40102(a)(15) (without making use of a voting trust agreement, voting powers agreement or similar arrangements); and

               (x) there are no pending or threatened actions or proceedings against SSBTC or the Owner Trustee before any court or administrative agency which, if determined adversely to it, would have a material adverse effect on the ability of SSBTC or the Owner Trustee, as the case may be, to perform its obligations under this Agreement, the 747 Leased Equipment Notes or any other Fundamental Document executed by SSBTC or the Owner Trustee in connection with the transactions contemplated by the Fundamental Documents.

     (b) SSBTC solely in its capacity as Owner Trustee further represents and warrants that:

               (i) assuming due authorization, execution and delivery of the 747 Leased Aircraft Trust Agreement and the 747 Leased Aircraft Participation Agreement by the Owner Participant, the 747 Leased Aircraft Trust Agreement grants the Owner Trustee the power and authority to enter into this Agreement, the 747 Leased Equipment Notes and the other Fundamental Documents to which it is a party and to perform its obligations hereunder and thereunder;

               (ii) assuming due authorization, execution and delivery of the 747 Leased Aircraft Trust Agreement and the 747 Leased Aircraft Participation Agreement by the Owner Participant, this Agreement, the 747 Leased Equipment Notes and each other Fundamental Document to which the Owner Trustee is party has been, or on the Closing Date will have been, duly executed and delivered by it, and each of this Agreement, such 747 Leased Equipment Notes and such other Fundamental Documents to which the Owner Trustee is a party on the Closing Date, will constitute legal, valid and binding obligations of the Owner Trustee, enforceable against it in accordance with the terms thereof, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity;

               (iii) the Owner Trustee has not directly or indirectly offered any Pass Through Certificate or 747 Leased Equipment Note or any interest in or to the Trust Estate (as defined in the 747 Leased Aircraft Trust Agreement), the 747 Leased Aircraft Trust Agreement or any similar interest for sale to, or solicited any offer to acquire any of the same from, any Person other than the Indenture Trustee, the Pass Through Trustee and the Owner Participant; and it has not authorized any Person to act on its behalf (other than for purposes of this paragraph, United, as lessee of the Leased Aircraft) to offer directly or indirectly any Pass Through Certificate or 747 Leased Equipment Note or any interest in and to the Trust Estate (as defined in the 747 Leased Aircraft Trust Agreement), the 747 Leased Aircraft Trust Agreement or any similar interest for sale to, or to solicit any offer to acquire any of the same from, any Person;

               (iv) there are no pending or threatened actions or proceedings against the Owner Trustee before any court or administrative agency which, if determined adversely to it, would have a material adverse effect on its ability to perform its obligations under this Agreement, the 747 Leased Equipment Notes or any other Fundamental Document to which the Owner Trustee is a party or any other documents executed by it in connection with the transactions contemplated by the Fundamental Documents; and

               (v) No event shall have occurred and be continuing, or would result from the transactions contemplated hereby, which constitutes (or would, with the passage of time or the giving of notice or both, constitute) an Indenture Default under the 747 Leased Aircraft Indenture.

               (c) United represents and warrants to the Pass Through Trustee, the Owner Trustee, the Owner Participant, the Indenture Trustee and the Subordination Agent that the representations and warranties of United contained in the 747 Leased Aircraft Participation Agreement are true and correct in all material respects as of the Closing Date as though made on and as of such date except to the extent that such representations and warranties relate solely to an earlier date (in which event such representations and warranties were true and correct in all material respects as of such earlier date).

          SECTION 5.  Representations, Warranties and Covenants of Other
                      --------------------------------------------------
Parties.  Each of the parties below represents, warrants and covenants to each
-------
of the other parties to this Agreement as follows:

          (1)  The Indenture Trustee represents, warrants and covenants that:

               (1) the Indenture Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America, is a "citizen of the United States" as defined in 49 U.S.C. Section 40102(a)(15) (without making use of a voting trust agreement, voting powers agreement or similar arrangements) and will resign as Indenture Trustee promptly after it obtains actual knowledge that it has ceased to be such a citizen, and has, or had on the respective dates of execution thereof, the full corporate power, authority and legal right under the laws of the State of Connecticut and the United States of America pertaining to its banking, trust and fiduciary powers to execute and deliver this Agreement and each other Fundamental Document to which it is a party, to authenticate the 747 Leased Equipment Notes and to carry out its obligations under this Agreement and each other Fundamental Document to which it is a party;

               (2) the execution and delivery by the Indenture Trustee of this Agreement and each other Fundamental Document to which it is a party, the authentication of the 747 Leased Equipment Notes and the performance by the Indenture Trustee of its obligations under this Agreement and each other Fundamental Document to which it is a party have been duly authorized by the Indenture Trustee and will not violate its charter or by-laws, the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound or any federal or Connecticut law or regulation relating to the banking, trust or fiduciary powers of the Indenture Trustee;

               (3) this Agreement and each other Fundamental Document to which the Indenture Trustee is a party have been duly authorized, executed and delivered by the Indenture Trustee; this Agreement constitutes, and each Fundamental Document to which the Indenture Trustee is a party, when it has been executed and delivered by the Indenture Trustee, will constitute, the legal, valid and binding obligations of the Indenture Trustee enforceable against it in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity;

               (4) no consent, approval, order or authorization of, giving of notice to, or registration or filing with, or taking of any other action in respect of, any Connecticut state or local governmental authority or agency or any United States federal governmental authority or agency regulating the banking or trust powers of the Indenture Trustee is required for the execution and delivery of, or the carrying out by, the Indenture Trustee, of any of the transactions contemplated by any of the Fundamental Documents to which the Indenture Trustee is or is to be a party, other than any such consent, approval, order, authorization, registration, notice or action as has been duly obtained, given or taken;

               (5) there are no pending or threatened actions or proceedings against the Indenture Trustee before any court or administrative agency which, if determined adversely to it, would have a material adverse effect on the ability of the Indenture Trustee to perform its obligations under this Agreement or any other Fundamental Document executed by the Indenture Trustee in connection with the transactions contemplated by the Fundamental Documents;

               (6) the Indenture Trustee has taken possession of the chattel paper original counterpart of the 747 Leased Aircraft Lease Agreement and the Lease Supplement; and

               (vii) No event shall have occurred and be continuing, or would result from the transactions contemplated hereby, which constitutes (or would, with the passage of time or the giving of notice or both, constitute) an Indenture Default under the 747 Leased Aircraft Indenture.

          (2)  The Pass Through Trustee represents, warrants and covenants that:

               (1) the Pass Through Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America, and has the full corporate power, authority and legal right under the laws of the State of Connecticut and the United States of America pertaining to its banking, trust and fiduciary powers to execute and deliver this Agreement and each other Fundamental Document to which it is a party and to perform its obligations hereunder and thereunder;

               (2) this Agreement and each other Fundamental Document to which the Pass Through Trustee is a party have been duly authorized, executed and delivered by the Pass Through Trustee; this Agreement and each other Fundamental Document to which the Pass Through Trustee is a party constitute the legal, valid and binding obligations of the Pass Through Trustee enforceable against it in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity;

               (3) none of the execution, delivery and performance by the Pass Through Trustee of this Agreement or any other Fundamental Document to which the Pass Through

     Trustee is a party, the purchase by the Pass Through Trustee of the 747 Leased Equipment Notes pursuant to this Agreement, or the issuance and sale of the Pass Through Certificates pursuant to the Pass Through Trust Agreements, and the Underwriting Agreements, contravenes any law, rule or regulation of the State of Connecticut or any United States governmental authority or agency regulating the Pass Through Trustee's banking, trust or fiduciary powers or any judgment or order applicable to or binding on the Pass Through Trustee and do not contravene or result in any breach of, or constitute a default under, the Pass Through Trustee's charter or by-laws or any agreement or instrument to which the Pass Through Trustee is a party or by which it or any of its properties may be bound;

               (4) neither the execution and delivery by the Pass Through Trustee of this Agreement or any of the other Fundamental Documents to which the Pass Through Trustee is a party, nor the consummation by the Pass Through Trustee of any of the transactions contemplated hereby or thereby, requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action with respect to, any Connecticut governmental authority or agency or any Federal governmental authority or agency regulating the Pass Through Trustee's banking, trust or fiduciary powers;

               (5) there are no Taxes payable by the Pass Through Trustee imposed by the State of Connecticut or any political subdivision or taxing authority thereof in connection with the execution, delivery and performance by the Pass Through Trustee of this Agreement or any other Fundamental Document to which the Pass Through Trustee is a party (other than franchise or other taxes based on or measured by any fees or compensation received by the Pass Through Trustee for services rendered in connection with the transactions contemplated by the Pass Through Trust Agreements), and there are no Taxes payable by the Pass Through Trustee imposed by the State of Connecticut or any political subdivision thereof in connection with the acquisition, possession or ownership by the Pass Through Trustee of any of the 747 Leased Equipment Notes (other than franchise or other taxes based on or measured by any fees or compensation received by the Pass Through Trustee for services rendered in connection with the transactions contemplated by the Pass Through Trust Agreements);

               (6) there are no pending or threatened actions or proceedings against the Pass Through Trustee before any court or administrative agency which individually or in the aggregate, if determined adversely to it, would have a material adverse effect on the ability of the Pass Through Trustee to perform its obligations under this Agreement or any other Fundamental Document to which the Pass Through Trustee is a party;

               (7) except for the issue and sale of the 747 Leased Equipment Notes contemplated hereby, the Pass Through Trustee has not directly or indirectly offered any 747 Leased Equipment Notes for sale to any Person or solicited any offer to acquire any 747 Leased Equipment Notes from any Person, nor has the Pass Through Trustee authorized anyone to act on its behalf to offer directly or indirectly any Equipment Note for sale to any

     Person, or to solicit any offer to acquire any Equipment Note from any Person; and the Pass Through Trustee is not in default under any Pass Through Trust Agreement; and

               (8) the Pass Through Trustee is not directly or indirectly controlling, controlled by or under common control with the Owner Trustee or United.

          (3)  The Subordination Agent represents, warrants and covenants that:

               (1) the Subordination Agent is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America, and has the full corporate power, authority and legal right under the laws of the State of Connecticut and the United States of America pertaining to its banking, trust and fiduciary powers to execute and deliver this Agreement and each other Fundamental Document to which it is a party and to perform its obligations hereunder and thereunder;

               (2) this Agreement and each other Fundamental Document to which it is a party have been duly authorized, executed and delivered by the Subordination Agent; this Agreement and each other Fundamental Document to which it is a party constitute the legal, valid and binding obligations of the Subordination Agent enforceable against it in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity;

               (3) none of the execution, delivery and performance by the Subordination Agent of this Agreement or any other Fundamental Document to which the Subordination Agent is a party contravene any law, rule or regulation of the State of Connecticut or any United States governmental authority or agency regulating the Subordination Agent's banking, trust or fiduciary powers or any judgment or order applicable to or binding on the Subordination Agent and does not contravene or result in any breach of, or constitute a default under, the Subordination Agent's charter or by-laws or any agreement or instrument to which the Subordination Agent is a party or by which it or any of its properties may be bound;

               (4) neither the execution and delivery by the Subordination Agent of this Agreement or any other Fundamental Document to which the Subordination Agent is a party nor the consummation by the Subordination Agent of any of the transactions contemplated hereby or thereby requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action with respect to, any Connecticut governmental authority or agency or any federal governmental authority or agency regulating the Subordination Agent's banking, trust or fiduciary powers;

               (5) there are no Taxes payable by the Subordination Agent imposed by the State of Connecticut or any political subdivision or taxing authority thereof in connection with the execution, delivery and performance by the Subordination Agent of this Agreement or any other Fundamental Document to which the Subordination Agent is a party (other than franchise or other taxes based on or measured by any fees or compensation received by the Subordination Agent for services rendered in connection with the transactions contemplated by the Intercreditor Agreement or any Liquidity Facility), and there are no Taxes payable by the Subordination Agent imposed by the State of Connecticut or any political subdivision thereof in connection with the acquisition, possession or ownership by the Subordination Agent of any of the 747 Leased Equipment Notes (other than franchise or other taxes based on or measured by any fees or compensation received by the Subordination Agent for services rendered in connection with the transactions contemplated by the Intercreditor Agreement or any Liquidity Facility);

               (6) there are no pending or threatened actions or proceedings against the Subordination Agent before any court or administrative agency which individually or in the aggregate, if determined adversely to it, would materially adversely affect the ability of the Subordination Agent to perform its obligations under this Agreement or any other Fundamental Document to which the Subordination Agent is a party;

               (7) the Subordination Agent has not directly or indirectly offered any 747 Leased Equipment Notes for sale to any Person or solicited any offer to acquire any 747 Leased Equipment Notes from any Person, nor has the Subordination Agent authorized anyone to act on its behalf to offer directly or indirectly any Equipment Note for sale to any Person, or to solicit any offer to acquire any Equipment Note from any Person; and the Subordination Agent is not in default under any Liquidity Facility; and

               (8) the Subordination Agent is not directly or indirectly controlling, controlled by or under common control with the Owner Trustee or United.

               SECTION 6.  Notices.  Unless otherwise specifically provided
                           -------
herein, all notices required or permitted by the terms of this Agreement shall be in English and in writing, and any such notice shall become effective five days after being deposited in the United States mail, with proper postage for first-class registered or certified mail prepaid, or when delivered personally or, if promptly confirmed by mail as provided above, when dispatched by facsimile or other written telecommunication, addressed, if to the Owner Trustee, the Pass Through Trustee, the Subordination Agent or the Indenture Trustee, at their respective addresses or facsimile numbers set forth on
Schedule 1.
----------

               SECTION 7.  Expenses.  All of the reasonable out-of-pocket costs,
                           --------
fees and expenses incurred by the Owner Trustee, the Pass Through Trustee, the Owner Participant, the Subordination Agent, the Liquidity Provider and the Indenture Trustee in connection with the transactions contemplated by this Agreement shall be paid on or prior to the Closing Date by United on a net after-tax basis.

               SECTION 8.  Miscellaneous.  (a)  Provided that the transactions
                           -------------
contemplated hereby have been consummated, and except as otherwise provided for herein, the representations, warranties and agreements herein of United, the Owner Trustee, the Indenture Trustee, the Subordination Agent and the Pass Through Trustee, and United's, the Owner Trustee's, the Indenture Trustee's, the Subordination Agent's and the Pass Through Trustee's obligations hereunder, shall survive the expiration or other termination of this Agreement and the other agreements referred to herein.

          (b) This Agreement may be executed in any number of counterparts and each counterpart of this Agreement, including a signature page executed by each of the parties hereto, shall be an original counterpart of this Agreement, but all of such counterparts together shall constitute one instrument. Neither this Agreement nor any of the terms hereof may be terminated, amended or waived orally, but only by an instrument in writing signed by the party against which the enforcement of the termination, amendment or waiver is sought; and no such termination, amendment or waiver shall be effective unless a signed copy thereof shall have been delivered to the Indenture Trustee. The table of contents preceding this Agreement and the headings of the various Sections of this Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, United and its successors and permitted assigns, the Owner Trustee and its successors as Owner Trustee, the Pass Through Trustee and its successors as Pass Through Trustee (and any additional trustee properly appointed) under any of the Trust Supplements, the Indenture Trustee and its successors as Indenture Trustee (and any additional Indenture Trustee properly appointed) under the 747 Leased Aircraft Indenture and the Subordination Agent and its successors as Subordination Agent under the Intercreditor Agreement. The terms of this Agreement shall be binding upon and shall inure to the benefit of the Owner Participant and its successors and permitted assigns.

          (c) This Agreement is not intended to, and shall not, provide any Person not a party hereto with any rights of any nature whatsoever against any of the parties hereto, and no Person not a party hereto shall have any right, power or privilege in respect of, or have any benefit or interest arising out of, this Agreement; provided, however, that each of the parties hereto agrees
                    --------  -------
and acknowledges that the Liquidity Provider shall be a third party beneficiary of each of the representations and warranties made herein by such party, and that the Liquidity Provider may rely on such representations and warranties to the same extent as if such representations and warranties were made to the Liquidity Provider directly. The terms of this Agreement shall inure to the benefit of the Liquidity Provider, its successors and permitted assigns.

          (d) Each of the parties hereto hereby agrees that, upon satisfaction of the conditions precedent set forth in Section 3(a) hereof and the purchase by
                                         ------------
the Pass Through Trustee of the 747 Leased Equipment Notes, the Pass Through Trustee shall be deemed a party to the 747

Leased Aircraft Participation Agreement and a direct beneficiary of the representations, warranties, covenants and indemnities contained therein to the same extent as if a party thereto. Each of the parties hereto hereby further agrees and acknowledges that each of the Pass Through Trustee, the Subordination Agent and the AFE Indenture Trustee shall be a third party beneficiary of each of the representations and warranties made in the 747 Leased Aircraft Assignment and Assumption Agreement by the Owner Trustee and the Owner Participant, and that each such Person may rely on such representations and warranties to the same extent as if such representations and warranties were made to each such Person directly.

          (e) Each of the parties hereto agrees that the opinions delivered on behalf of such party to the Pass Through Trustee shall be addressed to, among others, the Owner Participant.

          (f) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW)), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          (g) Each of the parties hereto hereby irrevocably and unconditionally:

               (1) submits for itself and its property in any legal action or proceeding relating to this Agreement or for recognition and enforcement of any judgment in respect hereof or thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and the appellate courts from any thereof;

               (2) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

               (3) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail) postage prepaid, to each party hereto at its address set forth in Schedule I, or at such
                                                      ----------
     other address of which the other Person shall have been notified pursuant thereto; and

               (4) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

          (h) EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED

UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE RELATIONSHIP THAT IS BEING ESTABLISHED, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each of the parties warrants and represents that it has reviewed this waiver with its legal counsel, and that it knowingly and voluntarily waives its jury trial rights following consultation with such legal counsel. THIS WAIVER IS IRREVOCABLE, AND CANNOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

          (i) The Owner Participant, by executing and delivering this Agreement, authorizes and directs the Owner Trustee to enter into this Agreement and the Lease Amendment.

                            [signature pages follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                         STATE STREET BANK AND TRUST COMPANY,
                         not in its individual capacity, except as otherwise provided herein, but solely as Owner Trustee


                         By:________________________________________________
                            Name:
                            Title:

                         BANCBOSTON UNITED LEASING LLC, as Owner Participant

                         By:________________________________________________
                         Name:
                         Title:

                         UNITED AIR LINES, INC.

                         By:______________________________________
                         Name:
                         Title:

                         STATE STREET BANK AND TRUST COMPANY
                         OF CONNECTICUT, NATIONAL ASSOCIATION,
                         not in its individual capacity, except as otherwise provided herein, but solely as Indenture Trustee, Pass Through Trustee and Subordination Agent


                         By:___________________________________________________
                            Name:
                            Title:

                                 SCHEDULE I to
                  747 Leased Equipment Note Purchase Agreement

                     NAMES; ADDRESSES AND WIRE INSTRUCTIONS
                     --------------------------------------

OWNER TRUSTEE:
-------------

Address for Notices:

U.S. Mail:
---------
P.O. Box 778
Boston, Massachusetts 02102-0778
Attention: Corporate Trust Department

Overnight Courier:
-----------------
2 Avenue de Lafayette
Boston, Massachusetts 02111-1724
Attention: Corporate Trust Department
Telecopy:     (617) 662-1458
Confirmation: (617) 662-1704

PASS THROUGH TRUSTEE, SUBORDINATION AGENT AND INDENTURE TRUSTEE:
------------------------------------------------------------------

Address for Notices:

State Street Bank and Trust Company
of Connecticut, National Association
225 Asylum Street
Goodwin Square
Hartford, Connecticut 06103
Attention: Corporate Trust Division
Telecopy:  (860) 244-1881

and

State Street Bank and Trust Company
of Connecticut, National Association
c/o 2 Avenue de Lafayette, 6/th/ Floor
Boston, Massachusetts 02111-1724
Attention: Corporate Trust
Telecopy:  (617) 662-1465

                                 SCHEDULE II to
                  747 Leased Equipment Note Purchase Agreement

                          747 LEASED EQUIPMENT NOTES,
                         PURCHASERS AND PURCHASE PRICE
                         -----------------------------


                           [To be completed by VPKK]

Series          Purchaser          Interest Rate          Principal Amount
------          ---------          -------------          ----------------